Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant To 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
          In connection with the Annual Report on Form 10-K/A of Campus Crest Communities, Inc. for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of Campus Crest Communities, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report, containing the financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Campus Crest Communities, Inc.
March 30, 2011

/s/ Ted W. Rollins
Ted W. Rollins
Co-Chairman and Chief Executive Officer

/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Chief Financial Officer